Exhibit d.1
6109 SUBSCRIPTION#90 SAM 11/16/05 6:59 PM Page 1

SUBSCRIPTION #90 SAMPLE LT

	2	SUBSTITUTE FORM W-9

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Company A is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's stock (the "Stock"), as of the close of business on RECORD DATE (the "Record Date") to receive XXX _____ Rights (each, a "Right") for XXX share(s) of Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase XX share(s) of Stock for every XX Rights (the "Basic Subscription Right") at a subscription price of $XX.XX per share.

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated RECORD DATE (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from Mellon Investor Services LLC (toll free (XXX) XXX-XXXX).

I hereby irrevocably subscribe for the number of Units indicated on the from upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	¢	☐☐☐☐☐☐☐☐
Please complete the back if you would like to transfer ownership or request special mailing.
Under penalties of perjury. I certify that:
1.    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.    I am a U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

	Signature:	Date:

SEE INSTRUCTIONS ON THE REVERSE SIDE
	3 ☐ BASIC SHARES TO SUBSCRIBE	☐☐☐☐☐☐☐☐ WHOLE SHARES

1
Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.
	4 ☐ OVER SUBSCRIPTION FOR SHARES	☐☐☐☐☐☐☐☐ WHOLE SHARES
X
Signature of Stockholder	Date	Daytime Telephone #

X			5 ☐ RIGHTS OFFER FOR SALE	☐☐☐☐☐☐☐☐ WHOLE SHARES
Signature of Stockholder	Date	Daytime Telephone #
ENCLOSED IS MY CHECK FOR $

6

SUBSCRIPTION CERTIFICATE NUMBER		CUSIP NUMBER

BASIC SHARES TO SUBSCRIBE	RIGHTS	RECORD DATE SHARES

COMPANY A
SUBSCRIPTION FOR RIGHTS OFFERING
RECORD DATE

A.        Number of Units subscribed for through the basic subscription privilege (not to exceed one Unit for each Right held):___________________Units

B.        Number of Units subscribed for through the over subscription privilege (No limit, except basic subscription must be fully exercised):______________________Units

C.        Total Subscription Price (sum lines A and B multiplied by $X.XX): $________________________

D.        Method of Payment, check (1) or (2):

☐ (1) Certified or Cashier’s check or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A.) or

☐ (2) Personal check payable to Mellon Investor Services LLC, received no later than____XX, 20XX. If your funds do not clear your bank before 5:00 p.m., New York City time, Day_____XX, 20XX, your request for Units will not be accepted.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico
1-XXX-XXX-XXX (Toll Free)
From outside the U.S.
1-XXX-XXX-XXX (Collect)

SUBSCRIPTION TO PURCHASE UNITS OF COMPANY A
RETURN TO: MELLON BANK, N.A. C/O MELLON INVESTOR SERVICES LLC

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box XXXX South Hackensack, NJ 07606	By Overnight Courier: Mellon Investor Services LLC Attn: Reorganization Dept. 480 Washington Boulevard Mail Drop-Reorg Jersey City, NJ 07310	By Hand: Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON _____ XX, 20XX AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

6109 SUBSCRIPTION#90 SAM 11/16/05 6:59 PM Page 2

		7		8
Special Transfer Instructions				Special Mailing Instructions

If you want your COMPANY A stock and any refund check to be issued in another name, fill in this section with the information for the new account name.			Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)			(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address	(Number and Street)		(Name of Guarantor - Please Print)	Address	(Number and Street)

(City, State & Zip Code)			(Address of Guarantor Firm)

(Tax Identification or Social Security Number)				(City, State & Zip Code)

COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.
1	Sign and date Box 1 and include your day time phone number.

2	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

3	Place an X in the box and fill in the number of whole shares you wish to subscribe for under your basic subscription privileges.

4	Place an X in the box and fill in the number of whole shares you wish to over subscribe for your over subscription privileges. (No limit, except basic subscription must be fully exercised).

5	Place an X in the box and fill in the number of rights you wish to offer for sale.

6	Rights card and calculation section for determining your basic/oversubscription privileges.

7	If you want your COMPANY A stock and any refund check to be issued in another name, complete the Special Transfer Instructions in Box 7. Signature(s) in Box 7 must be medallion guaranteed.

8
Fill in Box 8 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON ______ XX, 20XX AND THIS SUBSCRIPTIONCERTIFICATE IS VOID THEREAFTER.